Exhibit 99.1

IRHYTHM ANNOUNCES PROPOSED OFFERING OF $450.0 MILLION OF CONVERTIBLE SENIOR NOTES

SAN FRANCISCO, MARCH 4, 2024 (GLOBE NEWSWIRE) – iRhythm Technologies, Inc. (“iRhythm”) (NASDAQ:IRTC), a leading digital health care company focused on creating trusted solutions that detect, predict, and help prevent disease, announced today that it intends to offer, subject to market conditions and other factors, $450.0 million aggregate principal amount of Convertible Senior Notes due 2029 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). iRhythm also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period from, and including, the date on which the notes are first issued, up to an additional $67.5 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of iRhythm, and interest will be payable semi-annually in arrears. The notes will mature on September 1, 2029, unless earlier converted, repurchased or redeemed in accordance with the terms of the notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding June 1, 2029, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and thereafter, the notes will be convertible at the option of holders at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, regardless of whether such conditions have been met. Upon conversion, the notes may be settled in shares of iRhythm’s common stock, cash or a combination of cash and shares of iRhythm’s common stock, at the election of iRhythm. Prior to March 5, 2027, the notes will not be redeemable. On or after March 5, 2027, and prior to June 1, 2029, iRhythm may redeem for cash all or part of the notes, at its option, subject to a partial redemption limitation, if the last reported sale price of iRhythm’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which iRhythm provides notice of redemption.

Holders of the notes will have the right to require iRhythm to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). iRhythm will also be required to increase, in certain circumstances, the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or convert their notes called (or deemed called) for redemption following delivery by iRhythm of a notice of redemption.

The interest rate, initial conversion rate, offering price and other terms are to be determined upon pricing of the notes.

Braidwell LP, iRhythm’s lender and a holder of its common stock, has expressed an interest in purchasing a portion of the notes. Any such purchase will be on the same terms as purchases of notes by other investors. An indication of interest is not binding and there can be no assurance that Braidwell will purchase notes or will be allocated any notes by the initial purchasers. A portion of the net proceeds of the offering of the notes will be paid to Braidwell as repayment of the loan from Braidwell, as further described below.

iRhythm intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions, as described below. If the initial purchasers exercise their option to purchase additional notes, iRhythm intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, iRhythm expects to use approximately $80.1 million of the net proceeds from the offering for the repayment in full of indebtedness outstanding, together with accrued and unpaid interest and related fees, under iRhythm’s Credit, Security and Guaranty Agreement (the “Loan Agreement”), with Braidwell Transaction Holdings LLC – Series 5, which consists of borrowings under the initial tranche of the Loan Agreement’s term loan facility. iRhythm also expects to use up to $25.0 million of the net proceeds from the offering to repurchase shares of iRhythm’s common stock concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate. iRhythm expects to repurchase such shares at a purchase price per share equal to the closing price per share of iRhythm’s common stock on the date of the pricing of the offering. These repurchases could increase (or reduce the size of any decrease in) the market price of iRhythm’s common stock prior to or concurrently with pricing of the notes, and could result in higher effective conversion prices for the notes. iRhythm intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include sales and marketing activities, medical affairs and educational efforts, research and development and clinical studies, and working capital, capital expenditures, and investments in and acquisitions of other companies, products or technologies in the future. However, iRhythm has no commitments or specific plans with respect to any such investments in and acquisitions of other companies, products or technologies at this time.

In connection with the pricing of the notes, iRhythm expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes, their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of iRhythm’s common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce the potential dilution to iRhythm’s common stock upon conversion of the notes and/or offset any cash payments that iRhythm is required to make in excess of the principal amount of any converted notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised iRhythm that they or their respective affiliates expect to enter into various derivative transactions with respect to iRhythm’s common stock and/or purchase iRhythm’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of iRhythm’s common stock or the notes at that time.

In addition, the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to iRhythm’s common stock and/or purchasing or selling iRhythm’s common stock or other securities of iRhythm in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any repurchase of notes by iRhythm in connection with any optional redemption, fundamental change repurchase or otherwise, in each case, if iRhythm elects to unwind a corresponding portion of the capped call transactions in connection with such conversion or such redemption or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of iRhythm’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of iRhythm’s common stock and value of the consideration that noteholders will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of iRhythm’s common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and any shares of iRhythm’s common stock issuable upon conversion of the notes have not been and are not expected to be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, statements regarding iRhythm’s proposed offering of the notes and the terms thereof, entry into the capped call transactions and expected use of net proceeds from the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Factors that may contribute to such differences include, but are not limited to, risks related to whether iRhythm will consummate the offering of the notes on the expected terms, or at all, the anticipated principal amount of the notes, which could differ based upon market conditions, whether the outstanding debt of iRhythm is retired, whether the share repurchases will take place or be consummated, whether iRhythm will enter into the capped call transactions on the expected terms, or at all, the expected use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, and whether iRhythm will be able to satisfy the conditions required to close any sale of the notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect iRhythm’s business and financial results, please review the “Risk Factors” described in iRhythm’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2024 and in iRhythm’s other filings with the SEC. Except as may be required by law, iRhythm does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Investor Relations Contact

Stephanie Zhadkevich

(919) 452-5430

investors@irhythmtech.com